Exhibit 99.1

CONSTELLATION BRANDS UPDATES FISCAL 2026 OUTLOOK
Updates reported EPS guidance to $10.77 - $11.07 and comparable EPS guidance to $11.30 - $11.60 (1)
Updates Enterprise organic net sales to decline (6)% - (4)%, reported operating income to grow 666% - 686%
and comparable operating income to decline (11)% - (9)%
Updates Beer net sales to decline (4)% - (2)% and Beer operating income to decline (9)% - (7)%

ROCHESTER, N.Y., Sept. 2, 2025 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, announced today updates to management's current financial outlook for fiscal 2026.

	Updated Outlook	Prior Outlook	Outlook Update Key Drivers
FISCAL 2026 ESTIMATES
Reported diluted net income (loss) per share attributable to CBI (EPS) (1)	$10.77 - $11.07	$12.07 - $12.37	Per drivers below
Comparable EPS (1)	$11.30 - $11.60	$12.60 - $12.90
Guidance Assumptions:
Enterprise organic net sales growth (decline) (2)	(6)% - (4)%	(2)% - 1%	Incremental macroeconomic headwinds affecting consumer demand
Beer net sales growth (decline)	(4)% - (2)%	0% - 3%
Wine and Spirits organic net sales decline (2)	unchanged	(20)% - (17)%	—
Reported Enterprise operating income growth	666% - 686%	742% - 760%	Per drivers below
Comparable Enterprise operating income decline (2)	(11)% - (9)%	(3)% - (1)%
Beer operating income growth (decline)	(9)% - (7)%	0% - 2%	Impact from lower volumes, operating deleveraging, and additional tariffs
Wine and Spirits organic operating income decline (2)	unchanged	(100)% - (97)%	—
Corporate expense	$225 million	$265 million	Lower compensation and benefits expense
Equity in earnings	$25 million	$30 million	—
Interest expense, net	~$370 million	~$385 million
Reported tax rate	~18%	~15%	U.S. tax law changes and shifts in taxable income base
Comparable tax rate	~19%	~18%	Shifts in taxable income base
Noncontrolling interests	unchanged	~$55 million	—
Weighted average diluted shares outstanding (1)		~176 million
Operating cash flow	$2.5 - $2.6 billion	$2.7 - $2.8 billion	Per drivers above
Capital expenditures	unchanged	~$1.2 billion	—
Free cash flow	$1.3 - $1.4 billion	$1.5 - $1.6 billion	Per drivers above

“We continue to navigate a challenging macroeconomic environment that has dampened consumer demand and led to more volatile consumer purchasing behavior since our first quarter of fiscal 2026,” said Constellation Brands President and Chief Executive Officer Bill Newlands. “Over the last several months, high-end beer buy rates decelerated sequentially, as both trip frequency and spend per trip declined. Notably, high-end beer buy rate declines for Hispanic consumers were more pronounced than general market declines, which has an outsized impact on our Beer Business compared to the broader beer category. Despite the challenging operating environment, through July of fiscal 2026 we grew volume share in 49 of 50 states(3), and in Circana channels our Beer Business remained the top dollar share gainer in the total U.S. beer category with a 0.4 point increase(4). We remain resolutely focused on continuing to execute against our strategic objectives, including driving distribution gains, disciplined innovation, and investing behind our brands.”

“Our cost savings and efficiency initiatives continue to deliver incremental benefits for our business, supporting continued investment levels behind our brands,” said Executive Vice President and Chief Financial Officer Garth Hankinson. “We remain committed to our disciplined and balanced capital allocation priorities, including maintaining our investment grade rating; advancing our brewery investments in our Beer Business; and delivering cash returns to shareholders through our dividend and share repurchase programs. Through the first half of this fiscal year we have executed $604 million(1) in share repurchases under our three-year $4 billion share repurchase authorization.”

“Looking at our second quarter, we expect inventory rebalancing at the distributor level to reflect softer consumer trends, and to occur earlier than is typical for our Beer Business. As a result, we expect the change in shipments to trail the change in depletions in the second quarter by 6.0 to 7.0 points, and for shipment volume to generally align with depletion volume for the second half of the fiscal year.”

Additional supporting materials have been posted on the company’s investor relations website at ir.cbrands.com under the Presentations section. In addition, Bill Newlands and Garth Hankinson will participate in a fireside chat at the 2025 Barclays Global Consumer Staples Conference today, Tuesday, September 2, in Boston, MA. The presentation is scheduled to begin at 3:45 p.m. ET and is expected to cover the company’s financial metrics, operating performance, strategic business initiatives, and outlook for the future. A live, listen-only webcast of the presentation will be available on the company’s investor relations website at ir.cbrands.com under the News & Events section. When the presentation begins, financial information discussed in the presentation, and reconciliations of reported GAAP financial measures with comparable and other non-GAAP financial measures, will also be available on the company’s investor relations website under the Financial History section. For anyone unable to participate in the webcast, a replay will be available on the company’s investor relations website through the close of business on March 2, 2026.
(1)Inclusive of shares repurchased through August 2025.
(2)Excludes $711 million of net sales and $245 million of gross profit less marketing that will no longer be part of year-over-year results following the sale of the SVEDKA brand and related assets (the “SVEDKA Divestiture”) and the sale and, in certain circumstances, exclusive license to use the trademarks of a portion of our wine and spirits business, primarily centered around our mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities (the “2025 Wine Divestitures”).
(3)Beer Institute and Company depletion measures, March 2025 through end of July 2025.
(4)Circana Total U.S. Multi-Outlet + Convenience data from March 2, 2025 to August 17, 2025.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Casa Noble Tequila and High West Whiskey.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Blair Veenema 585-284-4433 / blair.veenema@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.
FORWARD-LOOKING STATEMENTS
The statements made regarding our outlook and all statements other than statements of historical fact set forth in this release, including statements regarding the macroeconomic environment and headwinds, consumer demand and purchasing behavior, our business strategy and objectives, growth plans and focus areas, capital allocation priorities, targets, and commitments, competitive position, Beer Business capital expansion, future operations, financial position, expected EPS, net sales, expenses, operating income, shipment and depletion volumes, operating deleveraging, tariffs, equity in earnings, interest expense, net, tax rates, tax law changes, shifts in taxable income base, noncontrolling interests, shares outstanding, operating cash flow, capital expenditures, free cash flow, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, impacts of high-end beer buy rate declines, cost saving and efficiency initiatives, and inventory rebalancing at the distributor level, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.
When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), cost savings, restructuring, operating, or efficiency initiatives, tariff changes, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•potential declines in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities, including the 2025 Wine Divestitures;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•economic and other uncertainties associated with our international operations, including new or increased tariffs;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third-party global networks, including internal control over financial reporting changes in connection with our OneStream consolidation system implementation, as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance, and failure to meet environmental sustainability and corporate social responsibility targets, commitments, and aspirations;
•the success of cost savings, restructuring, and efficiency initiatives, including changes in key personnel responsible for oversight of our internal control over financial reporting in connection with the 2025 Restructuring Initiative;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, employees, distributors, retailers, and/or suppliers;
•effects of employee labor activities that could increase our costs;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including the impact of military conflicts, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, including product labeling, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;
•uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;
•ownership of our Class A Stock by certain individuals and entities affiliated with the Sands family and their Board of Director nomination rights;
•the choice-of-forum provision in our amended and restated by-laws regarding certain shareholder litigation; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ materially from our current expectations.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025	Percentage Change
(in millions)
Operating income (GAAP)	$2,719	$2,790	$354.9	666%	686%
Comparable adjustments (1)	145	145	3,120.0
Divestitures (2)	—	—	(244.7)
Comparable operating income (Non-GAAP)	$2,864	$2,935	$3,230.2	(11)%	(9)%

(1)	Comparable adjustments include: (3)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Assets held for sale impairment and related expenses	$52	$478.0
	2025 Restructuring Initiative	$41	$49.7
	Transition services agreements activity	$24	$22.6
	Net (gain) loss on undesignated commodity derivative contracts	$18	$0.3
	Strategic business reconfiguration costs	$6	$40.3
	Transaction, integration, and other acquisition-related costs	$2	$1.2
	Flow through of inventory step-up	$2	$10.2
	(Gain) loss on sale of business	$1	$(266.0)
	Settlements of undesignated commodity derivative contracts	$(3)	$(26.8)
	Goodwill and intangible assets impairment	$—	$2,797.7
	Other (gains) losses	$—	$12.8
(2)
Amount reflects gross profit less marketing attributable to (i) the SVEDKA Divestiture for the period March 1, 2024, through January 5, 2025, and (ii) the 2025 Wine Divestitures for the period June 2, 2024, through February 28, 2025.

(3)	May not sum due to rounding.
Assets held for sale impairment and related expenses
Largely in connection with the 2025 Wine Divestitures we recognized contract liabilities and inventory obsolescence expenses, partially offset by changes in net assets held for sale.
2025 Restructuring Initiative
We recognized costs in connection with an enterprise-wide cost savings and restructuring initiative designed to help optimize the performance of our business (“2025 Restructuring Initiative”).
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Strategic business reconfiguration costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our acquisitions, divestitures, and investments.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Gain (loss) on sale of business
We recognized a net gain from the SVEDKA Divestiture.
Goodwill impairment and intangible assets impairment
We recognized goodwill and intangible assets impairments in connection with continued negative trends within our Wine and Spirits business primarily attributable to our U.S. wholesale market, driven by declines in both the overall wine market and in our mainstream and premium wine brands.
Other (gains) losses
We primarily recognized a net loss on foreign currency as a result of the resolution of various tax examinations and assessments, partially offset by decreases in estimated fair values of contingent liabilities associated with prior period acquisitions.

EPS Guidance	Guidance Range for the Year Ending February 28, 2026
Forecasted EPS (GAAP)	$10.77	$11.07
Comparable adjustments (1)	0.53	0.53
Forecasted comparable EPS (Non-GAAP) (2)	$11.30	$11.60

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2026
	Assets held for sale impairment and related expenses	$0.22
	2025 Restructuring Initiative	$0.18
	Transition services agreements activity	$0.10
	Net (gain) loss on undesignated commodity derivative contracts	$0.08
	Net income tax expense recognized as a result of the 2025 Wine Divestitures	$0.03
	Strategic business reconfiguration costs	$0.03
	(Gain) loss on sale of business	$0.01
	Transaction, integration, and other acquisition-related costs	$0.01
	Flow through of inventory step-up	$0.01
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$(0.12)
	Settlements of undesignated commodity derivative contracts	$(0.01)
(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

	Guidance Range for the Year Ending February 28, 2026
(in millions)
Net cash provided by operating activities (GAAP)	$2,500	$2,600
Purchase of property, plant, and equipment	(1,200)	(1,200)
Free cash flow (Non-GAAP)	$1,300	$1,400